Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director or officer of Kraft Foods Inc., a Virginia corporation (the “Corporation”), hereby constitutes and appoints David A. Brearton, Gerhard W. Pleuhs and Carol J. Ward, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statements to be filed by the Corporation on Forms S-8 in connection with equity shares plans that benefit employees located in Canada, including, but not limited to, the Mondelez Canada Inc. Retirement Plan for Canadian Salaried Employees, Mondelez Canada Inc. Retirement Plan for Former Salaried Employees of Nabisco Ltd., Mondelez Canada Inc. Trusteed Retirement Plan A, Mondelez Canada Inc. Trusteed Retirement Plan B, Mondelez Canada Inc. Employee Savings Plan, Group Retirement Savings Plan for Mondelez Canada Inc. and Mondelez Canada Inc. Non-Registered Savings Plan, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed on the 28th day of September 2012.

/s/ Irene B. Rosenfeld Irene B. Rosenfeld	/s/ Terry J. Lundgren Terry J. Lundgren

/s/ David A. Brearton David A. Brearton	/s/ Mackey J. McDonald Mackey J. McDonald

/s/ Kim Harris Jones Kim Harris Jones	/s/ Jorge S. Mesquita Jorge S. Mesquita

/s/ Myra M. Hart Myra M. Hart	/s/ John C. Pope John C. Pope

/s/ Peter B. Henry Peter B. Henry	/s/ Fredric G. Reynolds Fredric G. Reynolds

/s/ Lois D. Juliber Lois D. Juliber	/s/ Jean-François M. L. van Boxmeer Jean-François M. L. van Boxmeer

/s/ Mark D. Ketchum Mark D. Ketchum